UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________

FORM 8-K
___________________________________________________________


CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2005

WILLAMETTE VALLEY VINEYARDS, INC.

 (Exact name of registrant as specified in charter)

Oregon                   0-21522             93-0981021
  (State or other juris-    (Commission           (IRS Employer
diction of incorporation)      Number)      Identification Number)


___________________________________________________________

8800 Enchanted Way, S.E.,
Turner, Oregon 97392
(503)-588-9463

 (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

___________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


___________________________________________________________


                  WILLAMETTE VALLEY VINEYARDS, INC.
                         INDEX TO FORM 8-K


Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2005 the Board of Directors of Willamette Valley Vineyards, Inc. (the "Company") approved the accelerated vesting (the "Acceleration") of unvested stock options to purchase 130,750 shares of common stock previously granted to employees and officers under the Company's 1992 Stock Incentive Plan and 2002 Stock Option Plan with exercise prices of $1.46-$4.98 per share. The Acceleration is effective as of December 23, 2005, and the exercise prices of all the options vested were not changed. Of the 130,750 shares subject to the Acceleration, options to acquire 75,000 shares at an exercise price of $3.29, are held by James W. Bernau, the Company's Chief Executive Officer, and options to acquire 31,000 shares at an exercise price of $3.76, are held by James L. Ellis, the Company's Vice President and Secretary.

As a result of the Acceleration, the Company expects to reduce its exposure to the effects of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 123R, Share-Based Payment. SFAS
No. 123R requires all share-based payments to employees be recognized as expenses in the statement of operations based on their fair values and vesting periods. SFAS No. 123R is effective for fiscal years beginning after June 15, 2005. The Company currently estimates that the Acceleration will result in a reduction in stock-based compensation expense of approximately $188, 265 in 2006 and in $122,658 in 2007, as well as a reduction in future stock option administrative costs associated with complying with SFAS No. 123R.


(c) EXHIBITS

Exhibit 99 Press Release


SIGNATURES


Pursuant to the requirements of the Security Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                 WILLAMETTE VALLEY VINEYARDS, INC.




Date: December 23, 2005        By /s/ James W. Bernau
                                      James W. Bernau
                                      President


Date: December 23, 2005        By /s/ Sean M. Cary
                                      Sean M. Cary
                                      Controller